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                                                                    Exhibit 10.2

                              WEBB SOFTWARE LICENSE

     This Webb Software License Agreement (the "Agreement") is entered into as of the 16th day of October 2001 (the "Effective Date") between Webb Interactive Services, Inc., a Colorado corporation ("Webb") and Nextron Communications, Inc., a California corporation ("Licensee"), (Webb and Licensee individually, a "Party" and collectively, the "Parties").

1. General Background. Webb owns certain software as set forth in Exhibit A hereto (the "Software") and associated documentation, including without limitation the documentation set forth on Exhibit A hereto (the
"Documentation"). Webb desires to license to Licensee (i) the Software, in object and source code form, and (ii) the Documentation ((i) and (ii) collectively, the "Licensed Materials") for any purpose anywhere in the world.

2. Statement of Agreement. In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to the terms, conditions and obligations contained in this Agreement.

3. Grant of License. Webb hereby grants to Licensee and its affiliates, successors and assigns an exclusive (subject only to the Existing Licenses (as defined below)), irrevocable, transferable, worldwide, perpetual, royalty-free license to use, operate, reproduce, display, perform, sell, assign, sublicense, transfer, maintain, improve, modify, adapt, enhance and make derivative works of all or a portion of the Licensed Materials in any manner and for any purpose. The exclusivity of the foregoing license is subject only to the non-exclusive licenses of the Software by Webb prior to the Effective Date that are listed in Exhibit B hereto (the "Existing Licenses"). Webb represents and warrants that it has provided Licensee with accurate and complete copies of the Existing Licenses prior to the Effective Date. Webb shall not amend or extend the terms of any of the Existing Licenses without Licensee's prior written consent, which consent Licensee may withhold in its sole discretion.

4. Exclusions from Grant of License. There are no exclusions or restrictions on this license of the Licensed Materials.

5. Ownership of Modifications. Any improvements, modifications, adaptations, enhancements or derivative works of or to the Licensed Materials or made from the source code to the Software (the "Source Code"), including without limitation all intellectual property rights with respect thereto, (collectively, "Modifications") shall be owned by Licensee or its successors or assigns. Webb hereby assigns to Licensee all rights, title and interests in and to Modifications. Webb shall deliver to Licensee all copies of Modifications.

6. Export Control. Licensee will comply with all relevant laws regarding export of the Licensed Materials by Licensee.

7. Deliverables and Shipping. On the Effective Date, Webb shall deliver to Licensee all copies of the Licensed Materials (except for copies of the Software in object code form in the possession of licensees pursuant to the existing licenses), including without limitation instructions for generating any per-copy identifying information, computer programs, materials, tapes, know-how, object and source codes, written materials, know-how and processes related to the Software, with bug fixes, enhancements and upgrades as of the Effective Date. Webb shall destroy or delete all copies and files containing the Licensed Materials stored electronically or by other means. Webb shall provide Documentation in both electronic and printed hard copy form, including without limitation artwork if appropriate. Webb shall pay for all costs of shipping, delivery and related insurance. Webb shall bear the risk of loss until acceptance by Licensee at Licensee's facilities.

8. Fees. In consideration for the rights granted under this Agreement, Licensee agrees to pay Webb $1 million on the Effective Date, such funds to be transferred to Webb by wire transfer in accordance with instructions provided by Webb.

9. Right to Prosecute Infringers. Webb hereby grants to Licensee, and Licensee shall have, the sole and exclusive right to prosecute and sue persons or entities that infringe or misappropriate the Licensed Materials or violate any copyright or other proprietary right of or associated with the Licensed Materials. Webb shall cooperate with Licensee in such prosecution to the extent requested by Licensee. Webb shall immediately notify Licensee of any infringement, misappropriation or violation of the Licensed Materials. Webb represents and warrants that it is under no obligation under contract or otherwise to prosecute infringers of the Licensed Materials.

10. Warranties. Webb represents and warrants that:

      (i) Media and Documentation Warranty. The media containing the Licensed Materials and Modification shall be free of defects. Webb shall replace the defective media as long as any such defect is found within three months after acceptance by Licensee at Licensee's facilities. All Documentation has been developed in accordance with high professional standards.

      (ii) Software Warranty. The software for the SiteBuilder, Connect and Promote products performs in accordance with the documentation for such products. The Software is in machine-readable and human-readable form, contains all current revisions of such software, and includes all computer programs, materials, tapes, know-how, object and source codes, other written materials, know-how and processes related to the Software.

      (iii) Licensed Materials. Other than the copies of the object code of the Software in the possession of licensees of Existing Licenses under
            Section 3 hereto, there are no copies of the Licensed Materials (in any form) other than those delivered to Licensee pursuant to Section 7 hereto. The copies of the Licensed Materials delivered to Licensee pursuant to Section 7 hereto are complete and correct copies and contains all of the software and documentation necessary to use and operate the software for the SiteBuilder, Connect and Promote products.

      (iv) Enhancements, New Products. To Webb's knowledge, neither Webb nor any employee or agent thereof has developed or assisted in the enhancement of the Licensed Materials except for enhancements included in the Licensed Materials as delivered to Licensee pursuant hereto or the development of any program or product based on the Licensed Materials or any part thereof.

      (v) Development. No employee of Webb is, or is now expected to be, in default under any term of any employment contract, agreement or arrangement relating to the Licensed Materials, Software or noncompetition arrangement, or any other contract or any restrictive covenant relating to the Licensed Materials or its development or exploitation. To Webb's knowledge, the

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             Licensed Materials were developed entirely by either (i) the employees of Webb during the time they were employees only of Webb and such Licensed Materials do not include any inventions of the employees made prior to the time such employees became employees of Webb nor any intellectual property of any previous employer of such employee; or (ii) by consultants under agreements providing that any of the Licensed Materials developed by such consultants or their employees was the sole and exclusive property of Webb.

      (vi) Title. All right, title and interest in and to the Licensed Materials and Modifications is owned by Webb, free and clear of all liens, claims, charges or encumbrances and no party other than Webb or the Existing Licenses has any interest in the Licensed Materials and Modifications, including without limitation any security interest, license, contingent interest or otherwise (except for the Existing Licenses). To Webb's knowledge, the development, use, sale or exploitation of the Licensed Materials by Webb has not and will not, and such development, use, sale or exploitation by Licensee as contemplated by this Agreement will not, violate, any rights of any other person or entity. Webb has not received any communication alleging such a violation. Webb does not have any obligation to compensate any person or entity for the development, use, sale or exploitation of the Licensed Materials nor (except for the Existing Licenses) has Webb granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Licensed Materials, whether requiring the payment of royalties or not.

      (vii) Protection of Proprietary Nature of Software. Webb has kept secret and has not disclosed the Licensed Materials, including without limitation the source code for the Software, to any person or entity other than employees of Webb and others who are subject to the terms of a binding confidentiality agreement with respect thereto. Webb has taken appropriate measures to protect the confidential and proprietary nature of the Licensed Materials, including without limitation the use of confidentiality agreements with all of its employees having access to the Software source and object code. There have been no patents applied for and no copyrights registered for any part of the Software.

      (viii) No Disabling Code or Viruses. To Webb's knowledge, neither Webb, its employees or any third party has (a) introduced or coded any virus or similar item into the Software or (b) inserted into the Software any code that would have the effect of disabling or otherwise shutting down all or a portion of the Software.

      (ix) Year 2000 Compliance. The Software shall be capable of accounting for all calculations using a century and date sensitive algorithm prior to, for and after the year 2000 and the fact that the year 2000 is a leap year.

      (x) Authorization. The performance of the rights and obligations set forth under this Agreement will not breach any other agreement or arrangement by which Webb is bound. Webb has the right and authority to enter into this Agreement and to license the Licensed Materials to Licensee in accordance with the terms hereof. Webb has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

      (xi) Exclusion of Other Warranties. EXCEPT AS PROVIDED IN THIS SECTION, THE SOFTWARE IS PROVIDED "AS IS," AND NEITHER PARTY MAKES ANY OTHER WARRANTIES. THE FOREGOING WARRANTY IS EXCLUSIVE OF ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11. Indemnity and Limitation of Liability.

      (i) Webb shall, at its expense, defend any suit or claim brought against Licensee or its affiliates and shall indemnify Licensee against any damages, fines, penalties, deficiencies, losses, liabilities (including without limitation settlements and judgments) and expenses (including without limitation interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts) arising from or in connection with a claim (a) that the Licensed Materials or Licensee's use of the Licensed Materials infringes a patent, copyright or other proprietary right or (b) under or relating to the Existing Licenses, if Licensee: (I) promptly notifies Webb in writing of the suit or claim after Licensee receives notice; (II) gives Webb authority to defend or settle the suit or claim (subject to the last sentence of this Section); (III) gives Webb all information in Licensee's control concerning the suit or claim; and (IV) reasonably cooperates and assists Webb with defense of the suit or claim at Webb's expense. This indemnification shall not apply against any suit or claim of infringement to the extent based upon the use of the Source Code in combination, operation or use with any product not furnished by Webb or in a modified state not authorized by Webb.

      (ii) Limitations on Webb's Liability for Infringement. If the Licensed Materials become or in Webb's opinion are likely to become the subject of a suit or claim of infringement of a patent or copyright, Webb shall at its option and expense (a) obtain the right for Licensee to use the Licensed Materials, or (b) replace or modify the Licensed Materials so that they become non-infringing or
             (c) if it is not possible to do either (a) or (b), terminate this Agreement to the extent it relates to the infringing software. In the event that this Agreement is terminated under this section, Licensee shall cease to use the infringing Software, and Webb shall pay Licensee, as Licensee's sole and exclusive remedy against Webb for said termination, an amount equal to the Fees paid under this Agreement for the infringing Software less any cumulative amortization or depreciation of that software by Licensee on its financial statements as of the date when Webb terminates this Agreement, or portions thereof.

      (iii) Other Limitations of Liability. IN NO EVENT SHALL THE PARTIES BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS INCURRED BY LICENSEE OR ANY OTHER THIRD PARTY. THE FOREGOING LIMITATION OF LIABILITY SHALL APPLY WHETHER IN AN ACTION BASED ON CONTRACT, TORT OR ANY OTHER SUCH THEORY, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12. Confidentiality. Webb shall treat the Licensed Materials, including without limitation any know-how, processes and concepts relating thereto or contained therein, as confidential information of Licensee and shall hold the Licensed Materials in strict confidence and not disclose or otherwise use the Licensed Materials, except as expressly approved in writing by Licensee.

13. Assignability. Licensee may assign any and all rights or delegate its obligations under this Agreement and the licenses granted hereunder, whether by operation of law or otherwise.

14. Term of Agreement. This Agreement and the license is perpetual and irrevocable.

15. Waiver. The Party entitled to the benefit of any provision of this Agreement may waive said provision. Neither Party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by an authorized officer of such Party. Such a waiver shall be limited specifically to the extent set forth in said writing. Waiver as to one event shall not be construed as waiver of any right or remedy as it relates to any subsequent event

16. Governing Law. This Agreement will be governed by the laws of the State of Colorado without regard to conflicts of laws principles.

17. No Agency. The Parties are independent contractors. Neither Party is an employee, agent, co-venturer or legal representative of the other Party for any purpose. Neither Party shall have the authority to enter into any legal or equitable obligation for the other Party. Under no circumstances may either Party hold itself out to have agency authority for the other Party. The Parties agree not to make false or

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misleading statements, claims or representations about the other Party, its products or the relationship between the Parties.

18. Severability. If the application of any provision or provisions of this Agreement to any particular set of facts or circumstances is held to be invalid or unenforceable by a court of competent jurisdiction, the validity of said provision or provisions to any other particular set of facts or circumstances shall not, in any way, be affected. Such provision or provisions shall be reformed without further action by the Parties to the extent necessary to make such provision or provisions enforceable when applied to said set of facts or circumstances.

19. Rules of Construction. As used in this Agreement. all terms used in the singular shall be deemed to include the plural, and vice versa, as the context requires. Descriptive headings are inserted for convenience only and shall not be utilized in interpreting this Agreement. This Agreement has been reviewed by respective counsel for the Parties and shall be interpreted in accordance with its terms and without any strict construction in favor or against either Party.

20. Taxes. Webb shall be responsible for any sales or other taxes other than income taxes associated with the license granted pursuant to this Agreement.

21. Amendment. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each Party.

22. Entire Agreement. The Parties, and each of them, represent and warrant that this Agreement constitutes the complete and exclusive agreement between the Parties with respect to the subject matter hereof. This Agreement supercedes all previous or contemporaneous agreements, understandings and representations, written or oral, with respect to the subject matter of this Agreement.

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         IN WITNESS WHEREOF, the Parties have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the date first set above.

WEBB INTERACTIVE SERVICES, INC.:

By
   ----------------------------------------

    Its
        -----------------------------------

NEXTRON COMMUNICATIONS, INC.:

By
   ----------------------------------------

    Its
        -----------------------------------

                                    EXHIBIT A

                 Description of Webb Software and Documentation

Webb Interactive Object and Source Code Inclusions:

Know how, all of Seller's modifications, adaptations, enhancements, and derivative works made prior to the Effective Date, object code and source code to all of the software required for the development, testing, demonstration, maintenance, customer support and hosted operation of the following software, inclusive of design documents, use cases, testing scripts, end-user and developer documentation.

         SiteBuilder
         Connect
         Promote
         Promotions
         Sign Up
         Contact Center
         Multi Services Page
         Image Center
         Inline Advertising

         Common Administration and Provisioning Interface (CAPI)
All customizations developed for Existing Licenses are likewise transferred herein, and all business, marketing and product planning and support materials are transferred for all identified products and Existing Licenses.
License Fees: $1,000,000 to be paid by wire transfer on the Effective Date.

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                                    EXHIBIT B

                                Existing Licenses

                                                                                              Support & Maintenance
         Customer               Contract        Software Product or Service                        Renewal Date
                                  Date
----------------------------------------------------------------------------------------------------------------------------
Sympatico Lycos, Inc.*          03/13/00     Site Builder                                     Included in monthly fee
Qwest Dex, Inc                  05/17/01     Connect                                                  05/16/02
Swiss Online, AG                02/28/01     Site Builder, Request, & Connect                         5/31/02
Switchboard Incorporated        07/01/99     Site Builder                                     Included in monthly fee
Promedia GVC (VNU World         07/17/00     Site Builder, Notify, Request, & Promote         7/16/01 - Did not renew
Directories)
British Telecommunications      06/30/00     Site Builder, Notify & Request                   7/31/01 - Did not renew
plc (thereafter
transferred to Yell, Ltd.)

        (*) Master Publishing Product Licensing Agreement between Webb Interactive Services Inc. and Bell ActiMedia, Inc. executed March 17, 2000 and assigned by Bell ActiMedia, Inc. to Sympatico-Lycos Inc., an affiliate of ActiMedia, effective as of May 2, 2000, as amended.